Exhibit 4.6

JIAYUAN.COM INTERNATIONAL LTD.

2007 SHARE INCENTIVE PLAN

RESTRICTED SHARES AWARD AGREEMENT

This RESTRICTED SHARES AWARD AGREEMENT (this “Award Agreement” or “Award”) dated                               , 20        by JIAYUAN.COM INTERNATIONAL LTD., a company incorporated under the laws of the Cayman Islands (the “Company”), and                                      (the “Participant”) evidences the ordinary shares (the “Restricted Shares”) granted by the Company to the Participant as to the number of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”), first set forth below.

Number of Restricted Shares Being Awarded

Purchase Price per Share (if applicable)	Not applicable.

Award Date	, 20 .

Vesting

The Award shall become vested as to 25% of the total number of Restricted Shares subject to the Award on the first anniversary of the Award Date.  The remaining 75% of the total number of Restricted Shares subject to the Award shall vest in twelve (12) equal quarterly installments.

Accelerated Vesting

The Participant will become 100% vested in this Award upon the first to occur of (i) a Change in Control or (ii) termination of the Participant’s continuous employment or service either without cause or due to the Participant’s death or Disability.

§83(b) Elections	Allowed using the Election attached as Exhibit A.

Deferral Elections	Not allowed.

The Award is granted under the Jiayuan.com International Limited 2007 Share Incentive Plan, adopted on January 26, 2011 as amended and restated on March 30, 2011 (the “Plan”) and subject to the “Terms and Conditions of Restricted Shares Award” (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to the Plan.  The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Award set forth herein.  The Participant acknowledges receipt of a copy of the Terms and the Plan and acknowledges that the Participant has read and understood the terms and conditions thereof.

PARTICIPANT	JIAYUAN.COM INTERNATIONAL LTD.

By:
Signature
Print Name: Haiyan Gong

Title: Chief Executive Officer
Print Name

TERMS AND CONDITIONS OF RESTRICTED SHARES AWARD

For the purpose of this Award Agreement, the term “Participant” includes, where the context so requires, (a) such person’s beneficiary or personal representative if the termination of the Participant’s employment or service resulted from the Participant’s death or Disability, or (b) any permitted transferee of such person.  For purposes of this Award Agreement, “Disability” means a permanent disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

1.                                      Termination of Employment or Service for the Company.

Unless otherwise determined by the Administrator in writing, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Restricted Shares and the rights and benefits under this Award Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided under the Plan.

Nothing contained in this Award Agreement or the Plan (a) constitutes a continued employment or service commitment by the Company or any of its Subsidiaries or Affiliates, (b) affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, (c) confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary or Affiliate, (d) interferes in any way with the right of the Company or any Subsidiary or Affiliate at any time to terminate such employment or service, or (e) affects the right of the Company or any Subsidiary or Affiliate to increase or decrease the Participant’s other compensation.

2.                                      Voting Rights.

As the owner of record of the Restricted Shares that the Participant qualifies to receive pursuant to this Award Agreement, the Participant will be entitled to vote such Restricted Shares, provided the Participant holds them on the particular record date for determining shareholders of record entitled to vote.

3.                                      Settlement through Issuance of Unrestricted Shares.

No unrestricted Ordinary Shares will be issued before the Participant completes the requirements that are necessary for the Participant to vest in the Participant’s Restricted Shares.  The Company will issue to the Participant or the Participant’s duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one unrestricted Ordinary Share for each vested Restricted Share, as soon as practicable after the date on which the Participant’s Restricted Shares vest in whole or in part; provided that the number of Ordinary Shares issued to the Participant shall be reduced by a number of Ordinary Shares having a fair market value equal to the sum of (I) the par value per Ordinary Share issued (as payment thereof), plus (II) the minimum statutory tax withholding required in connection with the settlement of the Participant’s Restricted Shares, and with cash being withheld from the Participant’s pay for any additional withholding and employment taxes that applicable tax laws may require.  Certificates shall not be delivered to the Participant unless and until all applicable conditions of this Award have been satisfied, including all employment and tax-withholding obligations.

4.                                      Conditions on Issuance of Shares.

Notwithstanding any other provision of the Plan or of this Award Agreement, the Participant’s receipt of Ordinary Shares pursuant to this Award Agreement shall be contingent on the Participant’s becoming a party to agreement(s) among the shareholders of the Company regarding shareholders’ rights and obligations as each such document is then in effect.

5.                                      Dividends.

The Participant shall have the right to collect any cash dividends or share dividends that are declared and paid to the holders of Ordinary Shares between the Award Date and each vesting date upon which the Participant is entitled to receive Ordinary Shares to settle this Award.  To the extent that the Participant’s employment and service to the Company and/or all of its subsidiaries end before full vesting of the Participant’s Restricted Shares, the Participant will forfeit all cash and share-based dividends that are attributable to all of the Participant’s unvested Restricted Shares.

6.                                      Designation of Beneficiary.

Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, the Participant may expressly designate a death beneficiary (the “Beneficiary”) to the Participant’s interest, if any, in this Award and any underlying Ordinary Shares.  The Participant shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.  To the extent the Participant does not duly designate a beneficiary who survives the Participant, the Participant’s estate will automatically be the Participant’s beneficiary.

7.                                      Non-Transferability.

The Award and any other rights of the Participant under this Award Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 5.6 of the Plan.  Any vested Restricted Shares are subject to substantial restrictions on transfer, and are subject to other rights in favor of the Company as set forth herein

8.                                      Securities Law Restrictions.

Regardless of whether the offering and sale of Ordinary Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Ordinary Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.  The Participant, by executing this Award Agreement, hereby makes the following representations to the Company:

•                  Any Restricted Shares issued to the Participant will be for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Restricted Shares within the meaning of the Securities Act of 1933, as amended.

•                  The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award.  The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to execute this Award Agreement.  However, in evaluating the merits and risks of an investment in the Restricted Shares, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

9.                                      Plan.

The Award and all rights of the Participant under this Award Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Participant agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms).  The Participant acknowledges having read and understanding the Plan and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

10.                               Taxes.

The Participant is solely responsible for paying all taxes arising from this Award, and shall not have any right to have the Company, a Subsidiary or Affiliate, or any of their directors or officers take actions to mitigate or to hold the Participant harmless from any or all of such taxes.

11.                               Entire Agreement.

This Award Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Award Agreement may be amended pursuant to Section 7.6 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12.                               Governing Law.

This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands.

13.                               Effect of this Agreement.

This Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.  The Award does not place any limit on the corporate authority of the Company as set forth in Section 7.12 of the Plan.

14.                               Counterparts.

This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.                               Section Headings.

The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.                               Severability.

If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Award Agreement shall continue in effect.

17.                               Notices.

Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the secretary, and to the Participant at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Participant is no longer employed by the Company or a Subsidiary or Affiliate, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 17.

18.                               Modifications.

This Award Agreement may be modified or amended at any time, and provided that the Participant must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.

[End of Document]

Exhibit A

JIAYUAN.COM INTERNATIONAL LTD.

2007 SHARE INCENTIVE PLAN

Section 83(b) Election Form

IF YOU WISH TO MAKE A SECTION 83(b) ELECTION, THERE ARE TWO CRITICAL REQUIREMENTS, PARTICULARLY:

•                  YOUR ELECTION MUST BE FINAL WITHIN 30 DAYS AFTER THE AWARD DATE SET FORTH IN YOUR AWARD AGREEMENT, AND

•                  BEFORE MAKING YOUR ELECTION, YOU MUST HAVE RECEIVED RESTRICTED SHARES PURSUANT TO SECTION 7(d) OF THE PLAN.

Attached is an Internal Revenue Code Section 83(b) Election Form.  In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return.  In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election.  Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service.  A Section 83(b) election normally cannot be revoked.

JIAYUAN.COM INTERNATIONAL LTD.

2007 SHARE INCENTIVE PLAN

Election to Include Value of Restricted Shares in Gross Income

in Year of Transfer Under Internal Revenue Code Section 83(b)

Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.                                      My General Information:

Name:

Address:

S.S.N.

or T.I.N.:

2.                                      Description of the property with respect to which I am making this election:

shares of                        stock of Jiayuan.com International Ltd. (the “Restricted Shares”).

3.                                      The Restricted Shares were transferred to me on                              , 20    , pursuant to an Award Agreement executed on                             , 20     (the “Award Agreement”).  This election relates to the 20       calendar taxable year.

4.                                      The Restricted Shares are subject to the restrictions set forth in the Award Agreement, and are generally are not transferable until my interest becomes vested and non-forfeitable, pursuant thereto.

5.                                      Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $           per share.

6.                                      Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $         per share.

7.                                      Furnishing statement to employer:

A copy of this statement has been furnished to my employer (Jiayuan.com International Ltd.).  If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.                                      Award Agreement or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.

Dated:                          , 20   .

Taxpayer

Exhibit B

JIAYUAN.COM INTERNATIONAL LTD.

2007 SHARE INCENTIVE PLAN

Designation of Death Beneficiary

In connection with the Award designated below that I have received pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Award.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award:

☐            any Award that I have received or ever receive under the Plan.

☐            the                                    Award that I received pursuant to an award agreement dated                    , 20     between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this

day of                         , 20

Notary Public

County of

State of